AMENDED
                     CERTIFICATE OF THE DESIGNATIONS, POWERS
                             PREFERENCES AND RIGHTS
                                     OF THE
                      SERIES B CONVERTIBLE PREFERRED STOCK
                           ($.01 PAR VALUE PER SHARE)

                                       OF

                             DELICIOUS BRANDS, INC.
                             A DELAWARE CORPORATION

                              ---------------------

                         PURSUANT TO SECTION 151 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                              ---------------------

         DELICIOUS BRANDS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"),

         DOES HEREBY CERTIFY that, pursuant to authority conferred upon the Board of Directors of the Company (the "Board") by the Certificate of Incorporation of , and pursuant to the provisions of Section 151 of the Delaware General Corporation Law, that the Board adopted a resolution providing for the amendment to and restatement of the certificate of the designations, powers, preferences and rights, of the Series B Convertible Preferred Stock, which resolution is as follows:

                  RESOLVED, that the Amended Certificate of the Designations, Powers, Preferences and Rights of the Series B Convertible Preferred Stock ("Certificate of Designation") be and is hereby authorized and approved, which Certificate of Designation shall be filed with the Delaware Secretary of State in the form as follows:

                  1. Designations and Amount. Thirty Five Thousand (35,000) shares of the Preferred Stock of the Company, $.01 par value per share, shall constitute a class of Preferred Stock designated as "Series B Convertible Preferred Stock" (the "Series B Convertible Stock"). After the initial issuance of shares of Series B Convertible Stock, no additional shares of Series B Convertible Stock may be issued by the Company except as provided in Section 4(c) hereof.

                  2. Rank. Except as specifically provided below, the Series B Convertible Stock shall, with respect to dividend rights, rights on redemption and rights on liquidation, winding up and dissolution, rank pari passu with all classes of Common Stock, $.01 par value per share, of the Company (the "Common Stock").

         3. Dividends. Holders of the Series B Convertible Stock shall not be entitled to receive dividends except in the event the Company shall declare a distribution, whether in cash, in kind or otherwise, with respect to the Common Stock, and then, in each such case, the holders of the Series B Convertible Stock shall be entitled to a proportionate share of any such distribution (whether made in cash, securities of the Company (other than shares of Common Stock) or other assets) as though the holders of the Series B Convertible Stock were the holders of the number of shares of Common Stock into which their shares of Series B Convertible Stock are convertible as of the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution.

         4.       Voting Rights.

                  (a) Each share of Series B Convertible Stock shall entitle the holder thereof to such number of votes as shall equal the number of whole and fractional shares of Common Stock into which such shares of Series B Convertible Stock is convertible pursuant to Section 5 hereof. Except as otherwise required by law, the holders of Series B Convertible Stock shall be entitled to vote on all matters as to which holders of Common Stock of any class shall be entitled to vote, in the same manner and with the same effect as such holders of Common Stock, voting together with the holders of the Common Stock (or such class thereof) as one class.

                  (b) So long as the initial holder of record of the Series B Convertible Stock or an affiliate of such holder, beneficially owns at least 11% of the Common Stock (determined in accordance with the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, as amended), then the holders of a majority of the outstanding shares of Series B Convertible Stock shall have, in addition to the voting rights set forth above, the exclusive right, voting separately as a single class, to: (i) elect one (1) director of the Company, as well as to elect a replacement for any such director in the event that any such director resigns, dies or otherwise must be replaced (any such person being referred to herein as the "Approved Director"); and (ii) upon the filing of a petition under any federal or state bankruptcy laws by or with respect to the Company, the exclusive right, voting separately as a single class, to elect up to that number of directors that would equal one-half (1/2) of the number of directors that then constitute the whole board of directors, plus one (1) member, of the Board (including the directors previously appointed by such holders pursuant to this subsection (b)) (for which purpose, immediately upon the filing of a petition under any federal or state bankruptcy laws by or with respect to the Company, the number of directors constituting the Board shall, automatically and without any further action on the part of the Board or the stockholders of the Company, be increased to such number as shall permit the majority of the holders of the Series B Convertible Stock to so elect one-half (1/2) of the number of directors that then constitute the whole board of directors, plus one (1) member, of the Board). Any vacancy in the office of any director elected or otherwise entitled to be filled by the holders of Series B Convertible Stock pursuant to this subsection (b) (including, without limitation, vacancies created upon the increase in the size of the Board as provided by clause (ii) above) shall be filled only by the holders of a majority of the outstanding shares of Series B Convertible Stock voting as a single class. Pending any such action by the holders of Series B Convertible Stock, any vacancy in the office of any such director shall not be filled by the vote of the remaining directors. The one director elected by the holders of Series B Preferred Stock pursuant to this Section 4 shall have the right (but not the obligation) to be appointed to each of the committees of the Board, including, without limitation, any executive committee and nominating committee of the Board, unless such director would cause such committee to not be in compliance with such committee's applicable director qualification requirements.

                  (c) The Company shall not take any of the following actions without the approval by the affirmative vote of the holders of a majority of the then outstanding shares of Series B Convertible Stock, voting as a separate class:

                           (i)  amend,  alter or  repeal  any  provision  of the
Certificate of Incorporation or the Bylaws so as to adversely affect the relative powers, preferences, rights, privileges or limitations provided for herein for the benefit of any shares of Series B Convertible Stock so as to adversely affect the rights of the holders of Series B Convertible Stock;

                           (ii) increase the authorized  number of shares of, or
issue, Series B Convertible Stock;

                           (iii)  effect  any  reclassification  of the Series B
Convertible Stock;

                           (iv)  increase  the number of  directors to more than
nine (9), except as provided by Section 4(b)(ii) above;

                           (v) designate any  additional  class of capital stock
which grants to the holders thereof the right to elect a separate class of directors of the Company; or

                           (vi) amend the by-laws of the Company with respect to
any provision relating to the establishment and powers of the nominating committee (the "Nominating Committee") of the Board pursuant to which the Board nominates persons to stand for election to the Board.

Subject to these limitations, additional classes of preferred stock may be designated and issued from time to time in one or more series with such designations, voting powers, or other preferences and relative rights or qualifications as are determined by the Board.

                  (d) The director elected by the holders of Series B Convertible Stock pursuant to this Section 4 shall have one vote on all matters decided by the Board, provided that the Company may not, without the affirmative vote or consent of the director elected by the holders of Series B Convertible Stock, file a voluntary petition or consent to the filing of a petition under any federal or state bankruptcy laws.

                  (e) Without limiting anything contained in Section 4(b) above, the Approved Director shall have the right to serve on the Nominating Committee. As a member of such Nominating Committee, the Approved Director shall have the right to himself nominate the person to stand for election to the Board as the director to be elected by the holders of the Series B Convertible Stock, and to vote on the nominations of the other persons nominated by the

Nominating Committee to stand for election to the Board (the "Other Directors"). The provisions of the Company's By-Laws establishing the Nominating Committee shall provide that: (A) all nominations of the Other Directors to be made by the Board and/or the Company shall be approved by at least a majority of the members of the Nominating Committee; (B) in order for the nominations of the Other Directors to be approved by the Nominating Committee, the nominations of at least two (2) of the Other Directors shall have been approved by the Approved Director or, in the event that the holders of the Series B Convertible Stock are no longer entitled to elect an Approved Director in accordance with the provisions of Section 4(b) hereof, by the Alternate Approved Director (as defined below) (such two approved Other Directors being referred to herein as the "Designated Directors"); and (C) at such time as the Designated Directors are designated in accordance with clause (B) above, the Approved Director or the then serving Alternate Approved Director, as the case may be, shall designate one of the Designated Directors as the person who shall be entitled to approve of future nominations of Designated Directors in accordance with clause (B) above under circumstances in which the holders of the Series B Convertible Stock are no longer entitled to elect an Approved Director in accordance with the provisions of Section 4(b) hereof (such Designated Director being referred to herein as the "Alternate Approved Director"), it being understood that a then serving Alternate Approved Director shall be permitted to designate himself to serve as the Alternate Approved Director in a succeeding period, so long as such person continues to be one of the Designated Directors.

         5.       Conversion of Series B Convertible Stock.

                  (a) General. Each holder of Series B Convertible Stock shall have the right, at such holder's option, at any time or from time to time from and after the day immediately following the date the Series B Convertible Stock is first issued, to convert each share of Series B Convertible Stock into fully-paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series B Convertible Stock shall be entitled to receive upon conversion at any particular time shall be the sum of (x) the product obtained by multiplying the Conversion Rate (determined as provided in Section 5(b)) by the number of shares of Series B Convertible Stock being converted at such time, plus (y) the product obtained by multiplying the Excess Value (determined as provided in Section 6(a)) by the number of shares of Series B Convertible Stock being converted at such time.

                  (b) Conversion Rate. The conversion rate in effect at any time for the Series B Convertible Stock shall be the quotient obtained by dividing the number five (5) by the Conversion Value, calculated as provided in Section 5(c) (the "Conversion Rate").

                  (c) Conversion Value. The Conversion Value in effect from time to time, shall initially be the number one (1) and shall be adjusted from time to time as set forth and in accordance with Section 5(d) with respect to the Series B Convertible Stock (the "Conversion Value").

                  (d) Adjustments to Conversion Value.

                           (i)  Upon  Dilutive  Issuances  of  Common  Stock  or
Convertible Securities. If the Company shall issue or sell shares of its Common Stock or Common Stock Equivalents (as hereafter defined) without consideration or at a price per share less than the greater of: (x) the then current Fair Market Value (as defined in Section 5(h) hereof) of such securities so issued or sold; or (y) $8.00, then the Conversion Value, except as hereinafter provided, shall be reduced so as to be equal to an amount determined by multiplying the Conversion Value by a fraction:

                                (A) the  numerator  of  which  shall  be (1) the
number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully-diluted basis assuming the conversion of all presently exercisable options, warrants, purchase rights or convertible securities), plus
(2) the number of shares of Common Stock or Common Stock Equivalents which the aggregate consideration, if any, received by the Company for the total number of such additional shares of Common Stock or Common Stock Equivalents so issued would purchase at the greater of: (x) the then current Fair Market Value of such securities so issued or sold; or (y) $8.00, and

                                (B) the  denominator  of which  shall be (1) the
number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully-diluted basis assuming the exercise or conversion of all presently exercisable options, warrants, purchase rights or convertible securities), plus (2) the number of such additional shares of Common Stock or Common Stock Equivalents so issued.

                           (ii) Upon Dilutive Issuances of Warrants, Options and
Purchase Rights to Common Stock or Convertible Securities. For the purposes of this Section 5, the issuance of any warrants, options, subscription or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock, or the issuance of any warrants, options, subscriptions or purchase rights with respect to such convertible or exchangeable securities (collectively, "Common Stock Equivalents"), shall be deemed an issuance of Common Stock with respect to adjustments in the Conversion Value of the Series B Convertible Stock if the Consideration Per Share (as hereinafter determined) which may be received by the Company for such Common Stock shall be less than the greater of: (x) the then current Fair Market Value of such securities so issued or sold; or (y) $8.00. Any obligation, agreement or undertaking to issue Common Stock Equivalents at any time in the future shall be deemed to be an issuance of Common Stock Equivalents at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Conversion Value shall be made under this Section 5 upon the issuance of any shares of Common Stock which are issued pursuant to the exercise, conversion or exchange of any Common Stock Equivalents if any adjustment shall previously have been made upon the issuance of any such Common Stock Equivalents as above provided.

                           (iii)  Adjustments for  Cancellation or Expiration of
Common Stock Equivalents. Should the Consideration Per Share of any such Common Stock Equivalents be decreased from time to time, then, upon the effectiveness of each such change, the Conversion Value will be that which would have been obtained (A) had the adjustments made upon the issuance of such Common Stock Equivalents been made upon the basis of the decreased Consideration Per Share of such securities, and (B) had the adjustments made to the Conversion Value since the date of issuance of such Common Stock Equivalents been made to such Conversion Value as adjusted pursuant to clause (A) above. Any adjustment of the Conversion Value pursuant to this paragraph which relates to any Common Stock Equivalent shall be eliminated if, as, and when such Common Stock Equivalent expires or is canceled without being exercised, or is repurchased by the Company at a price per share at or less than the original purchase price, so that the Conversion Value for the Series B Convertible Stock effective immediately upon such cancellation or expiration shall be equal to the Conversion Value that would have been in effect had the expired or canceled Common Stock Equivalent not been issued.

                           (iv)   Consideration   Per  Share.  For  purposes  of
Sections 5 and 6 hereof, the "Consideration Per Share" which may be received by the Company shall be determined as follows:

                                (A) The "Consideration Per Share" shall mean the
amount equal to the total amount of consideration, if any, received by the Company for the issuance of such Common Stock Equivalents, plus the minimum amount of consideration, if any, payable to the Company upon exercise, or conversion or exchange thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such Common Stock Equivalents were exercised, exchanged or converted.

                                (B) The  "Consideration  Per Share" which may be
received by the Company shall be determined in each instance as of the date of issuance of Common Stock Equivalents without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such Common Stock Equivalents.

                           (v)  Consideration  Other than Cash. If a part or all
of the consideration received by the Company in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 5 or in Section 6 hereof consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board.

         In the event of any dispute between the holders of the Series B Convertible Stock and the Company regarding the determination of fair market value of any securities or property, at the written request of the holders of a majority of the outstanding shares of Series B Convertible Stock, the Company shall engage a consulting firm or an investment banking firm, selected by the Board and approved by such holders of a majority of the outstanding shares of Series B Convertible Stock, to prepare an independent appraisal of the fair market value of such securities or property. The determination of such appraiser shall be final and binding for all purposes. The expenses of any appraisal by such consulting or investment banking firm shall be borne by the Company.

                           (vi)   Exceptions   to   Anti-dilution   Adjustments;
Reserved Employee Shares. Sections 5(d)(i) through (d)(vi) and 6(d)(i) through 6(d)(iv) shall not apply under any of the circumstances which would constitute an Extraordinary Common Stock Event (as defined below). Notwithstanding anything herein to the contrary, such sections shall not apply with respect to (i) the conversion of the Series A Preferred Stock and (ii) the issuance or sale of up to 1,277,730 shares of Common Stock issued or issuable pursuant to options and warrants outstanding as of the date hereof and at the exercise price for such as of the date hereof. The foregoing numbers shall be subject to adjustment in the event of any stock dividend, stock split, reorganization, recapitalization, or other similar event.

                           (vii) Upon Extraordinary Common Stock Event. Upon the
happening of an Extraordinary Common Stock Event, the Conversion Value (and all other conversion values set forth in Section 5 above) shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Conversion Value and the Conversion Value as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

         An "Extraordinary Common Stock Event" shall mean (A) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock, (B) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (C) a combination or reverse stock split of outstanding shares of Common Stock into a smaller number of shares of Common Stock, or any recapitalization or reorganization.

                  (e) Capital Reorganization or Reclassification. If the Common Stock issuable upon the conversion of the Series B Convertible Stock shall be changed into the same or different number of shares of any class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 5, or the sale of all or substantially all of the Company's capital stock or assets to any other person), then and in each such event the holder of each share of Series B Convertible Stock shall have the right thereafter to convert such share into the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stock into which such shares of Series B Convertible Stock might have been converted immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein.

                  (f) Certificate as to Adjustments; Notice by Company. In each case of an adjustment or readjustment of the Conversion Rate and/or the Excess Value Conversion Rate (as hereinafter defined), the Company at its expense will furnish each record holder of Series B Convertible Stock, at such holder's registered address as shall appear on the stock records of the Company, a certificate prepared by the Treasurer or Chief Financial Officer of the Company, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

                  (g) Exercise of Conversion Right. Before any holder of Series B Convertible Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Series B Convertible Stock, and shall give written notice to the Company at its principal executive office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Company shall, as soon as practicable (but in no event more than five (5) Business Days) thereafter, execute and deliver or cause to be executed and delivered at such office to such holder of Series B Convertible Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Convertible Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

                  (h) Cash in Lieu of Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of the Series B Convertible Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall make a cash payment equal to the Fair Market Value (as hereinafter defined) of the Common Stock as of two business days prior to payment multiplied by such fraction. "Fair Market Value" shall mean the closing price of the Common Stock on the national securities exchange on which the Common Stock is listed (if the Common Stock is so listed) or on the Nasdaq National Market or Small Cap Market (if the Common Stock is regularly quoted on the Nasdaq National Market or Small Cap Market), or, if not so listed or regularly quoted or if there is no such closing price, the mean between the closing bid and asked prices of the Common Stock in the over-the-counter market or on such exchange or on Nasdaq, or if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service, or if the price is not so reported, as determined in good faith by the Board. The determination as to whether or not any fractional shares are issuable shall be based upon the aggregate number of shares of Series B Convertible Stock being converted at any one time by any holder thereof, not upon each share of Series B Convertible Stock being converted.

                  (i) Partial Conversion. In the event some but not all of the shares of Series B Convertible Stock represented by a certificate(s) surrendered by a holder are converted, the Company shall execute and deliver to or on the order of the holder, at the expense of the Company, a new certificate representing the number of shares of Series B Convertible Stock which were not converted.

                  (j) Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Convertible Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Convertible Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Convertible Stock, in addition to such other remedies as shall be available to the holder of such Series B Convertible Stock, the Company shall take such corporate action as may, in the opinion of its counsel, be necessary to increase, and shall increase, its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                  (k) No Reissuance of Series B Convertible Stock. In the event any shares of Series B Preferred Stock shall be converted pursuant to this
Section 5 or otherwise reacquired by the Company, the shares so converted or reacquired shall be canceled. The Certificate of Incorporation of the Company may be appropriately amended from time to time to effect the corresponding reduction in the Company's authorized capital stock.

                  (l) In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Series B Convertible Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                  (m) The Company shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Company upon conversion of any shares of Series B Convertible Stock; provided, however, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series B Convertible Stock in respect of which such shares are being issued.

                  (n) All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Company, be validly issued, fully paid and nonassessable and free from all taxes (except income taxes), liens or charges with respect thereto.

         6.       Excess Value.

                  (a) Excess Value. "Excess Value" shall be an amount equal to the Aggregate Excess Value (as defined below) divided by the number of shares of Series B Convertible Stock outstanding as of the date on which the calculation pursuant to Section 5(a) above is being performed.

                  For purposes of this Section 6, the "Aggregate Excess Value" shall be an amount equal to the amount, if any, by which: (1) the product of (x) the number of shares of Common Stock (the "Mandatory Exercise Shares") which the holder of the warrant dated April 12, 1999 (the "Warrant") to purchase 700,000 shares of Common Stock, issued by the Company to Little Meadow Corp. ("Little Meadow"), is required by the Company to exercise the Warrant into (the "Mandatory Exercise") pursuant to the letter agreement by and between Little Meadow and the Company dated September 7, 1999, and (y) the Excess Value Conversion Rate (determined as provided in Section 6(b)); exceeds (2) the number of Mandatory Exercise Shares.

                  (b) Excess Value Conversion Rate. The excess value conversion rate in effect at any time shall be the quotient obtained by dividing the number one (1) by the Excess Conversion Value, calculated as provided in Section 6(c) (the "Excess Value Conversion Rate").

                  (c) Excess Conversion Value. The Excess Conversion Value in effect from time to time, shall initially be the number one (1) and shall be adjusted from time to time as set forth and in accordance with Section 6(d) with respect to the Series B Convertible Stock (the "Excess Conversion Value").

                  (d) Adjustments to Excess Conversion Value. For a period of ten years commencing on the date of the Mandatory Exercise, the Excess Conversion Value shall be subject to the following adjustments:

                           (i)  Upon  Dilutive  Issuances  of  Common  Stock  or
Convertible Securities. If the Company shall issue or sell shares of its Common Stock or Common Stock Equivalents without consideration or at a price per share less than the greater of: (x) the then current Fair Market Value (as defined in Section 5(h) hereof) of such securities so issued or sold; or (y) $8.00, then the Excess Conversion Value, except as hereinafter provided, shall be reduced so as to be equal to an amount determined by multiplying the Excess Conversion Value by a fraction:

                                (A) the  numerator  of  which  shall  be (1) the
number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully-diluted basis assuming the conversion of all presently exercisable options, warrants, purchase rights or convertible securities), plus
(2) the number of shares of Common Stock or Common Stock Equivalents which the aggregate consideration, if any, received by the Company for the total number of such additional shares of Common Stock or Common Stock Equivalents so issued would purchase at the greater of: (x) the then current Fair Market Value of such securities so issued or sold; or (y) $8.00, and

                                (B) the  denominator  of which  shall be (1) the
number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully-diluted basis assuming the exercise or conversion of all presently exercisable options, warrants, purchase rights or convertible securities), plus (2) the number of such additional shares of Common Stock or Common Stock Equivalents so issued.

                           (ii) Upon Dilutive Issuances of Warrants, Options and
Purchase Rights to Common Stock or Convertible Securities. For the purposes of this Section 6, the issuance of any Common Stock Equivalents, shall be deemed an issuance of Common Stock with respect to adjustments in the Excess Conversion Value of the Series B Convertible Stock if the Consideration Per Share (as determined in accordance with the provisions of Section 5 above) which may be received by the Company for such Common Stock shall be less than the greater of:
(x) the then current Fair Market Value of such  securities so issued or sold; or
(y) $8.00.  Any  obligation,  agreement  or  undertaking  to issue  Common Stock
Equivalents at any time in the future shall be deemed to be an issuance of Common Stock Equivalents at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Excess Conversion Value shall be made under this Section 6 upon the issuance of any shares of Common Stock which are issued pursuant to the exercise, conversion or exchange of any Common Stock Equivalents if any adjustment shall previously have been made upon the issuance of any such Common Stock Equivalents as above provided.

                           (iii)  Adjustments for  Cancellation or Expiration of
Common Stock Equivalents. Should the Consideration Per Share of any such Common Stock Equivalents be decreased from time to time, then, upon the effectiveness of each such change, the Excess Conversion Value will be that which would have been obtained (A) had the adjustments made upon the issuance of such Common Stock Equivalents been made upon the basis of the decreased Consideration Per Share of such securities, and (B) had the adjustments made to the Excess Conversion Value since the date of issuance of such Common Stock Equivalents been made to such Excess Conversion Value as adjusted pursuant to clause (A) above. Any adjustment of the Excess Conversion Value pursuant to this paragraph which relates to any Common Stock Equivalent shall be eliminated if, as, and when such Common Stock Equivalent expires or is canceled without being exercised, or is repurchased by the Company at a price per share at or less than the original purchase price, so that the Excess Conversion Value for the Series B Convertible Stock effective immediately upon such cancellation or expiration shall be equal to the Excess Conversion Value that would have been in effect had the expired or canceled Common Stock Equivalent not been issued.

                           (iv) Upon Extraordinary  Common Stock Event. Upon the
happening of an Extraordinary Common Stock Event, the Excess Conversion Value (and all other conversion values set forth in Section 6 above) shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the Excess Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Excess Conversion Value and the Excess Conversion Value as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.


         7.       Merger, Consolidation, Etc.

                  (a) If at any time or from time to time there shall be (i) a merger, or consolidation of the Company with or into another corporation, (ii) the sale of all or substantially all of the Company's capital stock or assets to any other person, (iii) any other form of business combination or reorganization in which the Company shall not be the continuing or surviving entity of such business combination or reorganization, or (iv) any transaction or series of transactions by the Company in which in excess of 50 percent of the Company's voting power is transferred (each, a "Reorganization"), then as a part of such Reorganization, provision shall be made so that the holders of the Series B Convertible Stock shall thereafter be entitled to receive upon conversion of the Series B Convertible Stock the same kind and amount of stock or other securities or property (including cash) of the Company, or of the successor corporation resulting from such Reorganization, to which such holder would have been entitled if such holder had converted its shares of Series B Convertible Stock immediately prior to the effective time of such Reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of Sections 5 and 6 to the end that the provisions of such sections (including adjustment of the Conversion Value and/or Excess Conversion Value then in effect and the number of shares of Common Stock or other securities issuable upon conversion of such shares of Series B Convertible Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

                  (b) The provisions of this Section 7 are in addition to and not in lieu of the provisions of Section 4 hereof.

         8. No Impairment The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designation and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series B Convertible Stock against impairment.

         IN WITNESS WHEREOF, Delicious Brands, Inc. has caused this Certificate of Designation to be executed this April 12, 1999.


                             DELICIOUS BRANDS, INC.



                             By:/s/ Tom Guinan
                                ------------------------------------------------
                                Name: Tom Guinan
                                Title: President and Chief Executive Officer


                             By: /s/ Jeffry W. Weiner
                                 -----------------------------------------------
                                Name: Jeffry W. Weiner
                                Title: Secretary